                                                                     EXHIBIT 3.4

                                   EXHIBIT G

               CERTIFICATE OF INCORPORATION OF ATSI MERGER CORP.



                               ATSI MERGER CORP.

                          CERTIFICATE OF INCORPORATION



     THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:


                                  ARTICLE I.

                                     NAME

     The name of this company (the "Company") is ATSI Merger Corp.

                                  ARTICLE II.

                                   BUSINESS

     The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                 ARTICLE III.

                           AUTHORIZED CAPITAL STOCK

     A.   Authorization of Shares
          -----------------------

          The total number of shares of capital stock which the Company shall have the authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

     B.   Common Stock
          ------------

          (1) Dividends.  The holders of shares of Common Stock shall be
              ---------
     entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Company, subject to any preferential payments to which the holders of shares of any series of Preferred Stock shall be entitled as may be stated and expressed pursuant to the resolution establishing any such series of Preferred Stock.


                                  Exhibit G-1

          (2) Liquidation.  In the event of any liquidation, dissolution or
              -----------
     winding up of the Company, whether voluntary or involuntary, after payment shall have been made to any holders of shares of any series of Preferred Stock then outstanding of the full amounts of preferential payments to which they shall respectively be entitled as may be stated and expressed pursuant to the resolution establishing any such series of Preferred Stock, the holders of shares of Common Stock then outstanding shall be entitled to share ratably based upon the number of shares of Common Stock held by them in all remaining assets of the Company available for distribution to its shareholders.

          (3) Voting Rights.  All shares of Common Stock shall be identical with
              -------------
     each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote.

     C.   Preferred Stock
          ---------------

          The Board of Directors is authorized to establish, from time to time, one or more series of any class of shares, to increase or decrease the number within each series, and to fix the designations, powers, preferences and relative, participating, optional or other rights of such series and any qualifications, limitations or restrictions thereof.

                                  ARTICLE IV.

                               REGISTERED OFFICE

     The street address of the Company's registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805, and the name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE V.

                             ELECTION OF DIRECTORS

     A. The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Company's Board of Directors (the "Board"). The total number of directors constituting the entire Board shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board.

     B. The Board shall be divided into three classes, Class A, Class B and Class C. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term expiring at the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for an initial term expiring at the annual meeting following the end of the Company's 1996 fiscal year, the directors first elected to Class B shall serve for an initial term expiring at the second annual meeting next following the end of the Company's 1996 fiscal year, and the directors first elected to Class C shall serve for an initial term expiring at the third annual meeting next following the end of the Company's 1996 fiscal year. The foregoing notwithstanding, except as otherwise provided in this Certificate or any resolution or resolutions of the Board designating a series of Preferred Stock, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to any resolution or resolutions of the Board designating a series of Preferred Stock, and except as


                                  Exhibit G-2
otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.

     C. Except as otherwise provided for herein, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of this Certificate, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

     D. Except as otherwise provided in any resolution or resolutions of the Board designating a series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then-outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

                                  ARTICLE VI.

                           MEETINGS OF STOCKHOLDERS

     A. Meetings of stockholders of the Company ("Stockholder Meetings") may be held within or without the State of Delaware, as the Bylaws may provide. Except as otherwise provided in any resolution or resolutions of the Board designating a series of Preferred Stock, special Stockholder Meetings may be called only by (i) the President of the Company or (ii) the Board pursuant to a resolution adopted by a majority of the then-authorized number of directors of the Company. Special Stockholder Meetings may not be called by any other person or persons or in any other manner. Elections of directors need not be by written ballot unless the Bylaws of the Company (the "Bylaws") shall so provide.

     B. In addition to the powers conferred on the Board by this Certificate and by the Delaware General Corporation Law, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Company, to adopt, amend or repeal the Bylaws, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, Bylaws relating to (i) regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board, (ii) regulation of the attendance at annual or special Stockholder Meetings by persons other than holders of record or their proxies, and (iii) regulation of the business that may properly be brought by a stockholder of the Company before an annual or special meeting of stockholders of the Company.

                                  ARTICLE VII.

                              STOCKHOLDER CONSENT

     Except as otherwise provided in any resolution or resolutions of the Board designating a series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a


                                  Exhibit G-3
meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

                                 ARTICLE VIII.

                            LIMITATION OF LIABILITY

     A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Company or stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after the date of filing of this Certificate to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                  ARTICLE IX.

                                  SECTION 203

     The Company shall be governed by Section 203 of the Delaware General Corporation Law.

                                   ARTICLE X.

                                INDEMNIFICATION

     The Company shall indemnify each director and officer of the Company who may be indemnified, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), as it may be amended from time to time, in each and every situation where the Company is obligated to make such indemnification pursuant to Section 145. In addition, the Company shall indemnify each of the Company's directors and officers in each and every situation where, under Section 145, the Company is not obligated, but is permitted or empowered, to make such indemnification. The Company may, in the sole discretion of the Board, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board deems advisable, as permitted by such section. The Company shall promptly make or cause to be made any determination which Section 145 requires.

                                  ARTICLE XI.

                       AMENDMENT OF CORPORATE DOCUMENTS

     A.   Certificate.  Whenever any vote of the holders of voting shares of
          -----------
capital stock of the Company is required by law to amend, alter, repeal or rescind any provision of this Certificate, then in addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock, as provided in any resolution or resolutions of the Board designating a series of Preferred Stock, such alteration, amendment, repeal or rescission (a "Change") of any provision of this


                                  Exhibit G-4

Certificate must be approved by at least a majority of the then-authorized number of directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding voting shares of capital stock of the Company, voting together as a single class; provided, however, that if any such Change relates to Articles III, V, VI, VII, VIII, IX, X or to this Article XI, such Change must also be approved by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding voting shares of capital stock of the Company, voting together as a single class; provided further, however, that the vote(s) required by the immediately preceding clause shall not be required if such Change has been first approved by at least two-thirds of the then-authorized number of directors.

          Subject to the provisions hereof, the Company reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     B.   Bylaws.  In addition to any affirmative vote required by law, any
          ------
Change of the Bylaws may be adopted either (i) by the Board by the affirmative vote of at least a majority of the then-authorized number of directors, or (ii) by the stockholders by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding voting shares of capital stock of the Company, voting together as a single class.

                                  ARTICLE XII.

                                   EXISTENCE

     The Company is to have perpetual existence.

                                 ARTICLE XIII.

                                RELATED PARTIES

     A. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or


                                  Exhibit G-5

          (3) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board, a committee or the stockholders.

     B. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.




                                  Exhibit G-6

                           CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ATSI MERGER CORP.


     Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, Arthur L. Smith, President and Chief Executive Officer of ATSI Merger Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

1.   The name of the Corporation is ATSI Merger Corp.

2. Article III., Section A, of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

               "A.  Authorization of Shares
                    -----------------------

                    The total number of shares of capital stock which the Company shall have the authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock")."

3. Written consent to such action has been given in accordance with Section 228 of the Delaware General Corporation Law.


Signed this 15th day of November, 1996.



                                          -------------------------------------
                                          President and Chief Executive Officer

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                               ATSI MERGER CORP.

     Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, H. Douglas Saaltoff, Chief Financial Officer, Treasurer and Secretary of ATSI Merger Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certified that:

1.   The name of the Corporation is ATSI Merger Corp.

2. Article V., Paragraph B, of the Certificate of Incorporation is amended to read in its entirety as follows:

          "B. The Board shall be divided into three classes, Class A, Class B and Class C. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term expiring at the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for an initial term expiring at the annual meeting following the end of the Company's 1997 fiscal year, the directors first elected to Class B shall serve for an initial term expiring at the second annual meeting next following the end of the Company's 1997 fiscal year, and the directors first elected to Class C shall serve for an initial term expiring at the third annual meeting next following the end of the Company's 1997 fiscal year. The foregoing notwithstanding, except as otherwise provided in this Certificate or any resolution or resolutions of the Board designating a series of Preferred Stock, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to any resolution or resolutions of the Board designating a series of Preferred Stock, and except as otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors."

3. Written consent to such action has been given in accordance with Section 228 of the Delaware General Corporation Law.

Signed this 19th day of November, 1996.


                                ------------------------------------------------
                                Chief Financial Officer, Treasurer and Secretary

                                      G-8